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 EXHIBIT 23.1  CONSENT OF CROWE, CHIZEK & COMPANY LLP



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We consent to the incorporation in this registration statement of Ohio State Bancshares, Inc. on Form SB-2, and all amendments thereto, of our report dated January 30, 1998 appearing in the Annual Report of Ohio State Bancshares, Inc., for the year ended December 31, 1997. We also consent to the reference to our firm under the heading "Experts" in the prospectus, which is part of this Registration Statement.





                                                 /s/ Crowe, Chizek & Company LLP

                                                 Crowe, Chizek & Company LLP

Columbus, Ohio
December 4, 1998